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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2005

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)
337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 (Address of Principal Executive Offices) (Zip Code)

(905) 726-2462
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01    Regulation FD Disclosure.

On April 5, 2005, a wholly owned subsidiary (the "Borrower") of the Registrant, entered into a Cdn. $20,513,900.00 loan agreement with Bank Austria Creditanstalt AG (the "Lender"). The Borrower has agreed to repay the loan pursuant to six equal annual repayments of Cdn. $5,000,000 commencing in 2009 and terminating in 2014. The effective interest rate of the loan is 6.359 percent per annum. In order to secure the loan, the Borrower has agreed to assign payment obligations owed to it by Magna International Inc. ("Magna") pursuant to the Preferred Access Agreement, dated November 1, 2004, for the years 2009 through to 2014 inclusive. The Borrower may prepay the loan at any time. In addition, in the event that (i) the payment obligations of Magna under the Preferred Access Agreement are reduced, or (ii) the Preferred Access Agreement is terminated prior to 2014, the Borrower is required to offer the Lender reimbursement of the principal amount then outstanding plus breakage costs.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
April 11, 2005	by:	/s/ BLAKE TOHANA Blake Tohana, Executive Vice-President and Chief Financial Officer

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SIGNATURES